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                                                                      EXHIBIT 21

                    SUBSIDIARIES OF CLECO UTILITY GROUP INC.

     Cleco Utility Group Inc. does not have any significant subsidiaries as such term is defined in Rule 1-02(w) of Regulation S-X.